Exhibit 99.1

Exhibit 99.1

Susquehanna Bancshares, Inc.

Investor Presentation

3rd Quarter 2014

Forward-Looking Statements

During the course of this presentation, we may make forward-looking statements regarding priorities and strategic objectives of Susquehanna Bancshares, Inc., as well as capital ratios, efficiency ratios, reserves, net income and earnings. Investors should understand that these forward-looking statements are strategic objectives rather than projections of future performance. We wish to caution you that actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. The risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of Susquehanna’s business strategy due to changes in current or future market conditions; the effects of competition, including industry consolidation and development of competing financial products and services; the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; interest rate movements; changes in credit quality; deteriorating economic conditions; market or other events adversely affecting our ability to conduct off-balance sheet transactions; other risks and uncertainties; and our success at managing the risks involved in the foregoing items. For a more detailed description of the factors that may affect

Susquehanna’s operating results, we refer you to our filings with the Securities & Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2013 and Form 10-Q for the quarter ended June 30, 2014.

Susquehanna assumes no obligation to update the forward-looking statements made during this presentation.

For more information, please visit our Website at: www.susquehanna.net

2

Why Susquehanna

Business Strategy Regional bank with a customer-focused “community bank” delivery model

Grow deposits – attractive markets with rich deposit base and favorable demographics

Commercial loan focus – ample small business opportunities within footprint

Enhance fee income activities – capital markets, cash management, mortgage and wealth

Invest to enhance customer experience, employee engagement and risk management

Return excess capital to shareholders

Management Team Executive management team with 200+ years of combined banking experience

Deep knowledge of the markets Susquehanna serves

Interests aligned with stockholders through short-term incentives tied to strategic goals and long-

term incentives tied to relative total shareholder return and return on tangible common equity

(“ROTCE”)

Valuation Trade at a discount to peers on an earnings and book value basis

Very attractive dividend yield at 3.54%1

Long-Term Upside Execution of strategy builds attractive deposit franchise and enhances the long-term earnings power of Susquehanna

Potential P/E expansion due to higher earnings growth and lower cost of equity

Stronger balance sheet and fee income activities while improving liquidity and interest rate risk profile

1	Based on current annualized dividend of $0.36 per share and closing price on July 31, 2014.
3

Table of Contents

Susquehanna Overview 5

Financial Review: Second Quarter 2014 10

Business Strategy: Regional Bank With a Customer-Focused 14

“Community Bank” Delivery Model

Valuation and Long-Term Upside 27

Quarterly Financial Supplement 30

4

Susquehanna Overview

5

Susquehanna Overview

Corporate Overview

Regional bank headquartered in Lititz, PA 245 banking offices concentrated in Central PA, Western MD, and Philadelphia and Baltimore MSAs 37th largest U.S. commercial bank by assets and 2nd largest headquartered in PA

Experienced management team with extensive market knowledge Franchise is a diversified mix of consumer and business customers, products and revenue sources Non-bank affiliates offering products and services in:

– Wealth management

– Insurance brokerage and employee benefits

– Commercial finance

– Vehicle leasing

Selected Data as of 6/30/2014

Assets: $ 18.5 billion

Deposits: $ 13.3 billion

Loans & Leases: $ 13.7 billion

Assets under management $ 8.0 billion

and administration:

Market cap1: $ 1.9 billion

Average daily volume2: ~1.3 million shares

Institutional ownership: >70%

Dividend yield3: 3.54%

NASDAQ: SUSQ

1 Based on closing price on July 31, 2014.

2 Over the last 52 weeks.

3 Based on current annualized dividend of $0.36 per share and closing price on July 31, 2014.

Uniquely Positioned

Susquehanna

Deposit Market Share: Counties of Operation				
Rank	Institution	Branch Count	Total Deposits in Market ($000)	Total Market Share (%)
1	Wells Fargo	377	41,514,008	14.9%
2	PNC	393	28,419,912	10.2%
3	Bank of America	217	25,180,194	9.1%
4	M&T Bank	324	24,420,075	8.8%
5	Toronto-Dominion Bank	167	20,925,057	7.5%
6	Royal Bank of Scotland	217	18,654,030	6.7%
7	Susquehanna	245	12,790,628	4.6%
8	Fulton	191	9,513,532	3.4%
9	Banco Santander	178	9,222,815	3.3%
10	National Penn	120	5,945,401	2.1%
11	BB&T	68	4,327,798	1.6%
12	Beneficial	60	3,777,354	1.4%
13	Citi	13	2,811,745	1.0%
14	First Niagara	61	2,481,487	0.9%
15	Customers	12	2,270,071	0.8%
Total	**(1-15)**	**2,665**	**212,254,107**	**76.4%**
Total	**(1-239)**	**4,146**	**277,747,024**	**100.0%**

- Proven ability to grow share and rank in key markets of operation:
  - Top 3 market share in 11 of 40 counties
  - 10%+ market share in 13 counties
  - Top 5 market share in half the MSAs where we do business
- Largest locally based community bank in our market
- Ample opportunity to grow deposits with small market share gains:
  - Increasing market share 30 bps to 4.9% would bring loan to deposit ratio just below 100%, in-line with our 2014 target

Source: SNL Financial.
Note: Regulatory branch and deposit data as of June 30, 2013; banks and thrifts with deposits in counties SUSQ operates in PA/NJ/MD/WV; traditional and in-store branches only, as defined by SNL.
Counties of operation are listed in the "Quarterly Financial Supplement" slides at the conclusion of this presentation.

7

Leading Competitive Position

Attractive Market Demographics and Leading Competitive Position

Better positioned with a stronger market concentration than peers Markets of operation are wealthier than peers

Market presence in 12 of the 20 most affluent counties in PA by median household income

– Maryland market includes Baltimore and four of the nation’s 50 most-affluent counties including no. 5, Howard County

SUSQ Peers SUSQ Peers

% of Deposits in Counties Median Household

31% 21% $59,179 $51,799

with #1 Rank Income1

% of Deposits in Counties % of Deposits in Counties

32% 18% 34% 21%

with 25% Market Share with HHI Over $60,000

Source: SNL Financial. Peer data reflects median of peer companies. Identification of peer companies is included in the “Quarterly Financial Supplement” at the conclusion of this presentation. Deposit data as of June 30, 2013.

1	Reflects weighted average by deposits at the county level. Household income for 2014.
8

Positioned for Further Growth

Small Business Density Complements Branch Footprint

Pennsylvania Market

115 branches

Foundation for growth with stable commercial and retail banking base providing ample deposits Home to distribution hubs for global retailers, manufacturers and distributors serving Northeast and Mid-Atlantic markets

Delaware Valley Market

69 branches

Growth opportunities fueled by world-leading education, health care and research institutions

Maryland Market

61 branches

Growth opportunities fueled by world-leading education, health care and research institutions, as well as major federal agencies and contractors

Source: Bank Intelligence. “Small Business” defined as businesses with less than $10 million in annual sales.

The 16 counties comprising the company’s Pennsylvania Market, the 10 counties comprising the company’s Delaware Valley Market and the 14 counties comprising the company’s Maryland Market are listed in the “Quarterly Financial Supplement” slides at the conclusion of this presentation.

Financial Review: Second Quarter 2014

Second Quarter 2014 Highlights

GAAP EPS of $0.23 Increase from $0.20 in 1Q14 and slight decrease from $0.24 in 2Q13

Disciplined Loan Growth Commercial loans increased 0.5% linked quarter and 5.8% year-over-year

Construction loans increased 4.7% linked quarter

Residential real estate flat linked quarter; 1st lien run-off replaced with branch-based HELOCs

Reclassified ~$265 million of indirect auto loans to held for sale

Strong Deposit Growth Deposits increased by 1.8% linked quarter and 4.3% year-over-year

Interest-bearing deposit costs increased slightly to 51bps compared to 50bps in prior quarter

Fee Income Impacted Mortgage banking revenue increased 24.6% to $3.0 million by Seasonality Insurance revenue decreased 25.6% to $4.2 million

Service charges increased 3.3% to $9.3 million

Focused on Returns ROAA of 0.95% compared to 0.82% and 1.01% in 1Q14 and 2Q13, respectively

ROATE1 of 12.34% compared to 11.08% and 14.30% in 1Q14 and 2Q13, respectively

Solid Credit Quality Metrics NPAs moved to 0.85% of loans, leases and foreclosed real estate and Capital Ratios Strong coverage ratio with allowance representing 137% of nonaccrual loans and leases

Tangible common ratio1 of 8.88%; regulatory ratios exceed “well capitalized”

1 Non-GAAP based financial measures; please refer to the “Quarterly Financial Supplement” slides at the conclusion of this presentation for calculations.

Second Quarter Purchase

Accounting Impact

Net Interest Margin (FTE)

Non-purchase

accounting

roll

forward

Total purchase accounting benefit was 25bps in 2Q14 compared to 21bps in 1Q14 Loan accretion was 12bps in 2Q14 compared to 17bps in 1Q14 Deposit and borrowing accretion was 13bps in 2Q14 compared to 4bps in 1Q14

- 2Q14 included 9 bps gain from trust preferred redemption

Net interest margin, excluding purchase accounting,1 declined 2bps from 3.40% in 1Q14 to 3.38% in 2Q14

Note: Additional information on purchase accounting impact is included in the “Quarterly Financial Supplement” slides at the conclusion of this presentation.

1 Non-GAAP based financial measures; please refer to the “Quarterly Financial Supplement” slides at the conclusion of this presentation for calculations.

2Q14 Performance vs. Peers

Susquehanna Peer Median5

ROAA 0.95% 0.92%

ROATCE1 12.34% 12.49%

Net Interest Margin 3.63% 3.35%

Loans % of Deposits 103% 87%

Loan Growth 0.7% 3.3%

Deposit Growth 1.8% 1.1%

Deposit Cost 0.44% 0.25%

C&I % of Total Loans2 14.3% 24.7%

Checking DepositsEPS$0.92% 22.4% 30.0%

of Total DepositsEPS2,3

Efficiency Ratio1 65.6% 65.6%

Fee Income % of Operating Revenue4 22.9% 27.4%

NPAs % of Loans and Leases and

Foreclosed Real Estate 0.85% 0.96%

NCOs % of Average Loans and Leases 0.34% 0.15%

Leverage Ratio 9.90% 8.97%

Comments

Solid profitability

Focus on improving loan to deposit ratio

Working to close the gap to peers by growing checking deposits and commercial loans in attractive markets

Fee income activities in place to deepen relationships and close the gap to peers

Credit quality and capital continue to be a strength

Source: SNL Financial and company filings.

1 Non-GAAP based financial measure; please refer to the “Quarterly Financial Supplement” slides at the conclusion of this presentation for calculations.

2	Per 3/31/14 regulatory filings.
3	Interest-bearing and non-interest bearing transaction deposits per regulatory filings.
4	As reported by SNL Financial. Excludes securities gains and losses and other non-recurring items.

5 Please refer to the “Quarterly Financial Supplement” slides at the conclusion of this presentation for the listing of the peer companies ; Most recent available data.

Business Strategy: Regional Bank With a

Customer-Focused “Community Bank” Delivery Model

Strategic Focus: Multi-Year Plan

OBJECTIVE: Transition to a Robust Relationship-Based Customer Model

1. Shift in Model and New investments – Technology

Focus focused on: – Risk management

– Employee engagement

– Customer experience

– Service delivery

– Marketing

– Pricing

– Products

Evaluating new and existing relationships for relationship profitability

2. Hiring and Talent Recruiting experienced leaders across the bank

Hiring individuals and teams

Employee engagement at all levels

Building capabilities to foster existing employee development

3. Redesigned Incentive New profitability model to drive bankers’ incentives

Structure Incentives promote cross selling, risk management and total portfolio management

Investing for Tomorrow

Investments Focused on What We Can Control

Aligning Infrastructure With Our Ensuring systems, processes and capabilities can accommodate growth

Growth into Top 50 Bank Rankings beyond the $18 billion institution Susquehanna is today

Focus on Scalable Investments Software and technology

Fee income activities Higher expenses in the

Risk management near-term

Customer experience

Service delivery

Investments for Business Demand 4 of the top 5 budgeted capital expenditures for 2014 are for business demand:

— ATMs

Business demand drives

— Branch relocation 84% of budgeted spend

— Product software for top 5 capital

— Commercial Banking online upgrades expenditures in 2014

Investments today position Susquehanna for future growth and performance

Investing in Talent

WILLIAM REUTER

Chairman and CEO

39 years banking experience,

including 23 years with Susquehanna

ANDREW SAMUEL MICHAEL HARRINGTON MICHAEL QUICK KEVIN BURNS

Bank President and CEO Chief Financial Officer Chief Corporate Chief Risk Officer

Credit Officer

29 years banking experience 27 years banking experience 42 years banking experience 15 years banking experience

2	years with Susquehanna 2 years with Susquehanna 23 years with Susquehanna <1 year with Susquehanna

GREGORY DUNCAN CARL LUNDBLAD BEVERLY WISE STEVEN FAHS

Chief Operating Officer Chief Legal & Chief Human Chief Internal Auditor

Administrative Officer Resources Officer

30 years banking experience 16 years banking / legal 25 years banking experience 23 years internal audit

23 years with Susquehanna experience 2 years with Susquehanna experience

2	years with Susquehanna <1 year with Susquehanna

Approximately 45% of Susquehanna’s top 60 leaders have joined within the last two years, bringing new ideas and best practices to bear

Aligning corporate and individual objectives with strategic plan and stockholders’ interests

– Short-term incentives tied to strategic goals

– Long-term incentive plan tied to relative total shareholder return and ROTCE

Business Strategy

Strategic Priorities for 2014

Focus on Helps achieve balance sheet objectives

Deposits Significant opportunity in existing client base

Take share from larger competitors with “community bank” delivery model

Complements strategy to grow commercial loans and success of Stellar Checking retail campaign

Optimize Focus on growing commercial loans while limiting indirect auto and selling more mortgage production

Balance Sheet – Dense population of small businesses in-market

– Product offerings position us to compete with small and large banks

Small business relationships provide opportunities in wealth, capital markets and cash management

– Growing fee income reduces spread-reliance and promotes stable revenue stream

Customer Delivering a differentiated customer experience with premier service and simplified processes

Experience Fueling customer-centric culture through investments in talent, technology, products and delivery and Employee Aligning compensation around drivers of sustainable and profitable relationships

Engagement

– Incentives tied to full customer relationships, measured through profitability model

Enterprise Investments in people and processes to effectively manage risk commensurate with our size,

Risk complexity, strategy and growth

Management More efficient pricing and capital allocation decisions

Enhancing governance and controls

Capital Managing capital to the desired long-term capital targets

Management Returning excess capital to shareholders

Focus: Deposits

Rationale Ample opportunity to capture greater wallet share and profitability from existing customers while improving liquidity and interest risk profile

Strategic Enhanced profitability models to inform pricing and investment decisions

Initiatives Focus on deposit-rich markets with ample small business opportunities

Investing in people and technology to streamline deposit account opening process

Sales training and development that emphasizes cross-sell

Increasing marketing spend

Trade-Off Desire to lower loan to deposit ratio is a constraint on loan growth and earnings in the short-term. Long-term benefits will be realized when interest rates rise

Loan to Deposit Ratio %

99.2 102.6

80.9 87.3

2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14

SUSQ Peer Median

Source: SNL Financial.

Please refer to the “Quarterly Financial Supplement” slides at the conclusion of this presentation for the listing of the peer companies.

Strong Deposit Growth

Total Deposits 12/31/2007 Total Deposits 6/30/2014

$8.9 Billion $13.3 Billion

14% 15%

31% 17%

Organic Non-Time

Deposit CAGR:

6.4%

32% 16%

44%

15%

Demand deposits 9%

8% MM & Interest-bearing demand

Savings

Time of $100K or more

Time < $100K

Strong Deposit Growth Momentum

Positive results in mobile deposit services and Stellar Checking account Supporting deposit growth with relationship-based CD promotions Cost of deposits decreased from 2.86% in 4Q07 to 0.44% in 2Q14

Deposit Initiatives

Innovative Deposit Strategies Driving Growth

Strategic Building on 2.3% deposit growth in 2013 to achieve balance sheet objectives

Exiting non-strategic relationships and limiting exception pricing

Lowered deposit cost by 9 bps in 2013

Streamlined Focused on cross-sell opportunities and commercial deposits

Three retail checking accounts today vs. 10+ at the start of 2013

Customer-Centric Stellar Checking launched in 2013 – 83,056 accounts in first 16 months with $183M in balances and $888,000 in total rewards paid out

– 31% from new customers, with higher average

balances than converted accounts

– Driving new fee income through increased debit

card usage

Digital channel in 2Q14 vs. 2Q13 – Mobile banking users up 50%

– E-statements up 18%

– Total online banking users up 9%

Disciplined Asset Allocation:

Focus on Commercial Loans

12/31/2007

12/31/2007 6/30/2014

$8.8 Billion $13.7 Billion

20% 18%

15% 10% 5%

5%

5% Organic Loan 7%

CAGR: 3.7%

30%

30%

25% Real estate—construction

Real estate secured—commercial 31%

Real estate secured—residential

Consumer

Leases

Commercial, financial and agricultural

Slowing Loan Growth Momentum, Focus on Mix

Rotating assets to achieve more valuable mix

Commercial loan growth of 5.8% since 2Q13, including strategic exit from certain relationships Limit indirect portfolio growth while selling more residential production in secondary market Average commercial loan yield in 2Q14 was 4.56%, compared to 3.28% for indirect auto leases

Net Interest Margin

Susquehanna



0.37%
0.31%
0.40%
0.35%
0.34%
0.18%
0.15%
0.21%
0.25%
3.73%
3.61%
3.66%
3.62%
3.54%
3.54%
3.45%
3.40%
3.38%
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
SUSQ NIM, ex Purchase Accounting[1]
Purchase Accounting Impact
Peer Median NIM

Net Interest Margin

- Net interest margin of 3.63% in the quarter versus 3.61% in the prior quarter
- Net interest margin, excluding purchase accounting, was down 2 bps, but remains in-line with peer reported net interest margin
- Compression is primarily a function of lower loan yields caused by our existing loan book repricing as well as the mix of new originations, including more variable rate assets such as HELOCs and Construction loans
- Deposit growth and strategic shift toward commercial lending expected to provide more stability to the net interest margin going forward

Source: SNL Financial. Please refer to the "Quarterly Financial Supplement" slides at the conclusion of this presentation for the listing of the peer companies.
[1] Non-GAAP based financial measure; please refer to the "Quarterly Financial Supplement" slides at the conclusion of this presentation for calculation.

23

Non-Interest Income

Susquehanna

- Focus on cross-sell as commercial loan and deposit relationships grow
  - Closing the gap to peers on fee income/operating revenue
- Diversifying revenue and becoming less reliant on spread revenue
- Cash management driving deposit growth and income
  - Deposits and revenue up 4.5% and 7.4%, respectively, year-over-year
- Wealth management continues to expand
  - Assets under management/administration up 3.8% linked quarter
  - Approximately 60% of the increase in new money
- Mortgage banking revenue rebounded
  - Increased 24.6% linked quarter

Fee Income % of Operating Revenue[1]



27.7%
27.4%
22.9%
20.1%
2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14
SUSQ
Peer Median

	Non-interest Income ($000) - Quarter Ending		
	2Q13	4Q13	2Q14
Service Charges on Deposit Accounts	9,347	9,000	9,294
Wealth Management Commissions and Fees	13,289	13,048	12,669
Mortgage Banking Revenue	3,998	2,483	3,004

[1] As reported by SNL Financial. Excludes securities gains and losses and other non-recurring items. Please refer to the "Quarterly Financial Supplement" slides at the conclusion of this presentation for the listing of the peer companies.

24

Expense Management

$215 68.84%

$195

$175 66.18%

65.63%

$155

(in millions) 61.62%

$135

59.57%

$115

$95

$75

2Q13 3Q13 4Q13 1Q14 2Q14

Total Revenue Total Noninterest Expense Efficiency Ratio

Efficiency ratio reflects expenses associated with branch consolidation costs and investments to build out ERM, compliance and other strategic initiatives around customer experience and employee engagement

Targeted long-term efficiency ratio of 60%

Efficiency is a part of our culture; always looking for ways to improve expense management

Note: Efficiency ratio is a non-GAAP based financial measure; please refer to the “Quarterly Financial Supplement” slides at the conclusion of this presentation for calculations.

3Q14 Outlook & Current Trends

Strategic Priorities Reflected in Third Quarter 2014 Outlook

Net Interest Margin Net interest margin, excluding purchase accounting, may decline slightly due to competitive pressures on existing loan portfolio and mix of new originations

Range of 3.32%—3.36%

Average Earning Limited average earning asset growth

Assets Commercial loan growth is priority

Focus on rotating the balance sheet mix rather than on total loan growth

Credit $0.92 If credit quality continues to improve, the provision may be in a range consistent with recent

EPS$0.92 quarters

EPS

Expenses Expenses may increase slightly linked quarter

Measured investments in the franchise continue

Launched comprehensive review of our business that is designed to identify process improvements, including opportunities for cost management

Fee Income Excluding the net realized gain on sale in the second quarter, may increase linked quarter as mortgage business builds momentum and we see a lift in other areas such as SBA loan sales and capital markets

Valuation and Long Term Upside

Valuation

Dividend Yield1

3.5%

2.0%

SUSQ Peer Median

Price / Book Value

1.22x

0.68x

SUSQ Peer Median

Price / Tangible Book Value

1.70x

1.28x

SUSQ Peer Median

Price / Forward Earnings (2015)2

14.3x

12.6x

SUSQ Peer Median

Execution of strategy could result in P/E expansion due to higher earnings growth and lower cost of equity

– Close the P/E discount to peers

Attractive dividend yield provides meaningful return in the near-term

Source: SNL Financial. Price data as of July 31, 2014.

Please refer to the “Quarterly Financial Supplement” slides at the conclusion of this presentation for the listing of the peer companies.

1	Based on current annualized dividend. 2 Reflects mean IBES estimate for 2015.

Capital Position

Tangible Tier 1

At June 30, 2014 Common Common / Tier 1 Tier 1 Total

Equity1 RWA Leverage Risk-Based Risk-Based

Susquehanna 8.88% 11.03% 9.90% 12.07% 13.27%

Management Minimum

Target 7.50% 8.00% 6.00% 9.50% 11.50%

Capital generation has benefited from strong profitability and approximately a 35% dividend payout ratio over the trailing four quarters

Management believes that Susquehanna would be fully compliant with the revised capital ratio standards as of June 30, 2014 if they had been effective on that date

Recent capital actions represent an important step in managing excess capital to the desired long-term capital targets

– On July 16, 2014, Susquehanna announced that its Board of Directors has declared a third quarter dividend of $0.09 per common share an increase of $0.01 from the second quarter dividend of $0.08 per common share

– On July 23, 2014, Susquehanna announced that its Board of Directors has authorized the repurchase of up to 3.5% of total outstanding common shares through December 31, 2014

The tangible common equity ratio is a non-GAAP based financial measure; please refer to the “Quarterly Financial Supplement” slides at the conclusion of this presentation for calculation.

Quarterly Financial Supplement

Susquehanna Bank Markets

Pennsylvania Market Maryland Market Delaware Valley Market

Adams, PA Allegany, MD Atlantic, NJ

Berks, PA Anne Arundel, MD Bucks, PA

Centre, PA Baltimore, MD Burlington, NJ

Cumberland, PA Baltimore City, MD Camden, NJ

Dauphin, PA Bedford, PA Chester, PA

Lancaster, PA Berkley, WV Cumberland, NJ

Lebanon, PA Carroll, MD Delaware, PA

Lehigh, PA Franklin, PA Gloucester, NJ

Luzerne, PA Fulton, PA Montgomery, PA

Lycoming, PA Garrett, MD Philadelphia, PA

Northampton, PA Harford, MD

Northumberland, PA Howard, MD

Schuylkill, PA Washington, MD

Snyder, PA Worcester, MD

Union, PA

York, PA

Peer Companies

Associated Banc-Corp Hancock Holding Co.

BancorpSouth Inc. IBERIABANK Corp.

City National Corp. People’s United Financial

Commerce Bancshares Prosperity Bancshares Inc.

Cullen/Frost Bankers Inc. Signature Bank

F.N.B. Corp. TCF Financial Corp.

First Horizon Nat’l Corp. UMB Financial Corp.

First Niagara Financial Group Valley National Bancorp

FirstMerit Corp. Webster Financial Corp.

Fulton Financial Corp. Wintrust Financial Corp.

Loan and Lease Originations

Average Balance* 2Q13 3Q13 4Q13 1Q14 2Q14

Origina- Origina- Origina- Origina- Origina-

($ in Millions) Balance Balance Balance Balance Balance

tions tions tions tions tions

Commercial $2,005 $221 $1,997 $166 $1,997 $189 $2,045 $ 112 $2,056 $ 165

Real Estate – Const & Land 777 148 752 196 736 184 707 76 729 139

Real Estate – 1-4 Family Res 2,262 67 2,258 90 2,276 66 2,279 56 2,247 22

Real Estate – Commercial 4,356 263 4,440 267 4,406 180 4,413 131 4,367 151

Real Estate – HELOC 1,285 154 1,358 160 1,450 130 1,478 93 1,514 137

Tax-Free 420 2 402 42 418 34 438 6 435 48

Consumer Loans 853 149 887 128 908 125 912 110 920 120

Commercial Leases 300 124 319 101 320 89 310 89 301 99

Consumer Leases 698 87 756 122 837 142 922 112 953 109

VIE 156 — 122 — 74 — 71 — 68 -

Total Loans $13,112 $1,215 $13,291 $1,272 $13,422 $1,137 $13,575 $ 785 $13,590 $ 990

*By collateral type. 33

Loan Mix & Yield

Average Balance*

($ in Millions) 2Q13 3Q13 4Q13 1Q14 2Q14

INT % QTR

Commercial $2,005 5.03% $1,997 5.00% $1,997 4.81% $2,045 4.78% $2,056 4.56%

Real Estate – Const & Land 777 6.69% 752 5.21% 736 5.37% 707 5.35% 729 4.65%

Real Estate – 2,262 4.82% 2,258 4.60% 2,276 4.69% 2,279 4.63% 2,247 4.46%

1-4 Family Res

Real Estate – Commercial 4,356 5.22% 4,440 4.99% 4,406 4.65% 4,413 4.68% 4,367 4.71%

Real Estate – HELOC 1,285 3.64% 1,358 3.59% 1,450 3.53% 1,478 3.51% 1,514 3.54%

Tax-Free 420 5.09% 402 5.07% 418 5.02% 438 4.92% 435 5.01%

Consumer Loans 853 4.52% 887 4.33% 908 4.25% 912 4.20% 920 4.15%

Commercial Leases 300 7.15% 319 6.64% 320 6.46% 310 6.67% 301 6.70%

Consumer Leases 698 3.68% 756 3.51% 837 3.39% 922 3.38% 953 3.28%

VIE 156 4.34% 122 4.92% 74 4.88% 71 4.83% 68 4.82%

Total Loans $13,112 4.95% $13,291 4.70% $13,422 4.55% $13,575 4.51% $13,590 4.42%

*By collateral type. 34

CRE and Construction Composition

Industrial/Manufacturing, 2%

Recreational, 2%

Farmland, 0%

Commercial Construction,

4%

Multi- Office, 16%

Family, 5%

Land, 5%

Warehouse, 6%

Other, 14%

Mixed Use, 6%

Hotels—Motels, 7%

Retail, 14%

Residential, 7%

Service, 12%

2Q14

Asset Quality

Net Charge-Offs /

0.65% Average Loans & Leases

0.34%

0.38%

0.15%

2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14

SUSQ Peer Median

NPAs / Loans & leases +

Foreclosed Real Estate

1.50%

1.26% 0.95%

0.85%

2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14

SUSQ Peer Median

ALLL / Nonaccrual Loans and Leases

150% 165%

137%

117%

2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14

SUSQ Peer Median

Positive credit migration trends during the quarter are reflected in strong asset quality metrics

ALLL / Loans and Leases of 1.06% compared to peer median of 1.12% as of June 30, 2014

Excluding purchased loans, the Allocated ALLL /

Originated Loans and Leases1 was 1.18% as of June 30, 2014

Source: SNL Financial and company filings.

Please refer to the “Quarterly Financial Supplement” slides at the conclusion of this presentation for the listing of the peer companies.

1 Non-GAAP based financial measure; please refer to the “Quarterly Financial Supplement” slides at the conclusion of this presentation for calculation.

Asset Quality

($ in Millions)

Non Accruals

$108

$105 $106

$102 $101

2Q13 3Q13 4Q13 1Q14 2Q14

TDRs

$72

$70

$64

$40 $41

2Q13 3Q13 4Q13 1Q14 2Q14

2Q13 3Q13 4Q13 1Q14 2Q14

NPL’s Beginning of Period $ 103.4 $ 105.1 $ 102.0 $ 100.8 $ 108.4

New Non Accruals 23.6 23.1 29.4 25.4 27.8

Cure/Exits/Other (13.4) (12.6) (21.7) (8.3) (16.2)

Gross Charge-Offs (5.0) (8.9) (5.3) (7.0) (12.0)

Transfer to OREO (3.5) (4.7) (3.6) (2.5) (2.4)

NPL’s End of Period $ 105.1 $ 102.0 $ 100.8 $ 108.4 $ 105.6

Asset Quality
($ in Millions)


OAEM
$446
$425
$370
$346
$340
2Q13
3Q13
4Q13
1Q14
2Q14


Substandard
$495
$525
$476
$502
$445
2Q13
3Q13
4Q13
1Q14
2Q14


Past Due 30-89 Days
$39
$40
$68
$57
$37
2Q13
3Q13
4Q13
1Q14
2Q14


Past Due 90 Days or More
$7
$9
$10
$9
$9
2Q13
3Q13
4Q13
1Q14
2Q14

38

Investment Securities

EOP Balance

($ in Millions)

QTR Yield 2Q13 3Q13 4Q13 1Q14 2Q14

Total Investment Securities $2,494 $2,644 $2,533 $2,445 $2,325

Duration (years) 4.3 4.1 3.5 3.4 3.2

Yield 2.61% 2.67% 2.65% 2.72% 2.77%

Unrealized Gain/(Loss) ($2.7) $1.3 ($12.0) $4.1 $15.4

2Q14 Portfolio Mix

4% Agency (Fixed)

18%

CMO (Fixed)

1% CMO(Float)

30%

Corporate (Fixed)

Corporate (Float)

0% MBS(Fixed)

44% 1% MBS (Float)

1% Muni

CMO and MBS portfolios consist of GSE and government guaranteed mortgages

Municipal portfolio consists of 95%+ general obligation bonds

All securities in the municipal portfolio are investment grade with 90%+ AA(Aa) or better

Deposit Mix & Cost

Average Balance

($ in Millions)

INT % QTR 2Q13 3Q13 4Q13 1Q14 2Q14

Demand $1,912 0.00% $1,911 0.00% $1,881 0.00% $1,831 0.00% $1,869 0.00%

Interest Bearing Demand 5,984 0.28% 5,937 0.26% 6,058 0.26% 6,033 0.25% 5,998 0.25%

Savings 1,080 0.11% 1,076 0.11% 1,076 0.11% 1,100 0.11% 1,134 0.11%

Certificates of Deposits 3,892 1.20% 3,871 1.05% 3,792 1.00% 3,911 1.00% 4,130 1.00%

Total Interest-Bearing Deposits $10,956 0.59% $10,884 0.53% $10,926 0.50% $11,044 0.50% $11,262 0.51%

Non-CD Deposits/Total 69.8% 69.7% 70.4% 69.6% 68.5%

Loans(excluding VIE)/Deposits 100.7% 102.9% 104.2% 104.9% 103.0%

Borrowing Mix & Cost

Average Balance

($ in Millions)

INT % QTR 2Q13 3Q13 4Q13 1Q14 2Q14

Short-Term Borrowings $728 0.26% $758 0.27% $672 0.25% $672 0.25% $552 0.24%

FHLB Advances 1,042 0.36% 1,285 0.33% 1,502 0.32% 1,387 0.35% 1,175 0.37%

Long Term Debt 496 3.32% 476 3.45% 456 3.51% 451 3.46% 396 -0.14%

Total Borrowings $2,266 0.98% $2,519 0.90% $2,630 0.86% $2,510 0.88% $2,123 0.24%

Off Balance Sheet Swap Impact 927 0.82% 927 0.78% 1,100 0.80% 1,100 0.87% 1,100 1.04%

Total Borrowing Cost 1.80% 1.68% 1.66% 1.75% 1.28%

Total Borrowings / Total Assets 12.5% 13.8% 14.3% 13.6% 11.6%

Purchase Accounting Fair Value Marks ($ in thousands)

Susquehanna

	2Q14	1Q14	4Q13	3Q13	2Q13
Purchased Credit Impaired Loans					
Unpaid Principal Balance	$ 139,097	$ 146,884	$ 176,351	$ 179,556	$ 189,172
Remaining Discount	(26,100)	(29,813)	(37,906)	(41,053)	(47,686)
Carrying Amount	$ 112,997	$ 117,071	$ 138,445	$ 138,503	$ 141,486
Discount Rollforward					
Beginning Period Balance	$ (29,813)	$ (37,906)	$ (41,053)	$ (47,686)	$ (66,071)
Charge-offs	1,103	4,277	(99)	1,453	11,026
Accretion	2,610	3,816	3,246	5,180	7,359
Ending Period Balance	$ (26,100)	$ (29,813)	$ (37,906)	$ (41,053)	$ (47,686)
Non-Purchased Credit Impaired Loans					
Unpaid Principal Balance	$ 1,393,362	$ 1,464,884	$ 1,509,870	$ 1,619,425	$ 1,719,061
Remaining Credit Discount	(9,213)	(10,297)	(11,244)	(12,717)	(14,165)
Remaining Interest Rate Premium	35,989	39,592	42,549	48,544	53,952
Remaining Interest Rate Discount	(25,257)	(29,973)	(34,480)	(39,764)	(43,393)
Carrying Amount	$ 1,394,881	$ 1,464,206	$ 1,506,695	$ 1,615,488	$ 1,715,455
Total Unpaid Principal Balance	$ 1,532,459	$ 1,611,768	$ 1,686,221	$ 1,798,981	$ 1,908,233
Total Carrying Amount	$ 1,507,878	$ 1,581,277	$ 1,645,140	$ 1,753,991	$ 1,856,941

- Tower's purchased credit impaired ("PCI") fair value marks are accreted by pooling like asset classes while Abington's PCI marks are accreted at the loan level
- Non-PCI fair value marks are accreted at the loan level for both Tower and Abington; credit marks established at a discount while interest rate marks established at a premium or discount depending on the terms of the loan compared to market rates on acquisition date
  - If a loan prepays/refinances, remaining premium and/or discount on the loan is accreted into income
  - Predicting future accretion is challenging due to the impact of prepayment/refinancing on the non-PCI loan marks

42

Non-GAAP Reconciliation
($ in thousands, unless noted)

	2Q14	1Q14	4Q13	3Q13	2Q13
Allocated Allowance / Originated Loans and Leases					
Allowance for credit losses	$ 144,483	$ 154,150	$ 157,608	$ 166,740	$ 178,594
Less: allocated to purchased loans	1,401	1,727	2,013	3,587	9,333
Allocated Allowance to originated loans and leases	$ 143,082	$ 152,423	$ 155,595	$ 163,153	$ 169,261
Loans and leases	$ 13,667,153	$ 13,575,295	$ 13,576,086	$ 13,376,454	$ 13,157,762
Less: purchased loans	1,507,878	1,581,277	1,645,140	1,753,991	1,856,941
Originated loans and leases	$ 12,159,275	$ 11,994,018	$ 11,930,946	$ 11,622,463	$ 11,300,821
Allowance / loans and leases	1.06%	1.14%	1.16%	1.25%	1.36%
Allocated allowance / originated loans and leases	1.18%	1.27%	1.30%	1.40%	1.50%

Our ratio of the allocated allowance to originated loans and leases is a non-GAAP financial measure calculated using non-GAAP amounts. The most directly comparable GAAP based measure is allowance to total loans and leases. In order to calculate the allocated allowance to originated loans and leases ratio, we deduct from the total allowance the portion of the allowance allocated to purchased loans and leases, and divide the difference by total originated loans and leases. The GAAP based ratio of the allowance to loans and leases is calculated by dividing the total allowance by total loans and leases. As our recorded investment in the purchased loans and leases already incorporates an estimate of credit losses as of the acquisition date, management excludes these loans when evaluating the appropriateness of the allocated allowance to originated loans and leases ratio. Accordingly, we use the allocated allowance to originated loans and leases ratio as a reference point for monitoring the adequacy of the allowance for loans and leases and when evaluating the results of our allowance methodology.

43

Non-GAAP Reconciliation
($ in thousands)

Susquehanna

	2Q14	1Q14	4Q13	3Q13	2Q13
Efficiency Ratio					
Other expense	**$ 125,225**	$ 123,032	$ 135,672	$ 117,701	$ 119,738
Noninterest operating expense (numerator)	**$ 125,225**	$ 123,032	$ 135,672	$ 117,701	$ 119,738
Taxable-equivalent net interest income	**$ 145,447**	$ 143,813	$ 146,430	$ 149,683	$ 151,916
Other income	**45,349**	42,089	50,666	41,343	49,076
Noninterest operating income (denominator)	**$ 190,796**	$ 185,902	$ 197,096	$ 191,026	$ 200,992
Efficiency ratio	**65.63%**	66.18%	68.84%	61.62%	59.57%

The efficiency ratio is a non-GAAP based financial measure. Management excludes merger-related expenses and certain other selected items when calculating this ratio, which is used to measure the relationship of operating expenses to revenues.

	2Q14	1Q14	4Q13	3Q13	2Q13
Tangible Common Ratio					
End of period balance sheet data					
Shareholders' equity	**$ 2,796,392**	$ 2,755,199	$ 2,717,587	$ 2,679,348	$ 2,644,940
Goodwill and other intangible assets [(1)]	**(1,265,846)**	(1,266,403)	(1,264,839)	(1,263,928)	(1,265,016)
Tangible common equity (numerator)	**$ 1,530,546**	$ 1,488,796	$ 1,452,748	$ 1,415,420	$ 1,379,924
Assets	**$18,506,626**	$18,439,682	$18,473,489	$18,481,150	$18,083,039
Goodwill and other intangible assets [(1)]	**(1,265,846)**	(1,266,403)	(1,264,839)	(1,263,928)	(1,265,016)
Tangible assets (denominator)	**$17,240,780**	$17,173,279	$17,208,650	$17,217,222	$16,818,023
Tangible common ratio	**8.88%**	8.67%	8.44%	8.22%	8.21%

The tangible common ratio is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP-based measure is the ratio of common shareholders' equity to total assets. In order to calculate tangible common shareholders equity and assets, our management subtracts the intangible assets from both the common shareholders' equity and total assets. Tangible common equity is then divided by the tangible assets to arrive at the ratio. Management uses the ratio to assess the strength of our capital position.

(1) Net of applicable deferred income taxes

44

Non-GAAP Reconciliation
($ in thousands)

	2Q14	1Q14	4Q13	3Q13	2Q13
Return on Average Tangible Equity					
Income statement data					
Net income	$ 43,494	$ 37,162	$ 41,341	$ 44,291	$ 45,648
Amortization of intangibles, net of taxes at 35%	1,539	1,650	1,822	1,626	1,984
Net tangible income (numerator)	$ 45,033	$ 38,812	$ 43,163	$ 45,917	$ 47,632
Average balance sheet data					
Shareholders' equity	$ 2,768,665	$ 2,726,465	$ 2,679,242	$ 2,642,806	$ 2,648,314
Goodwill and other intangible assets	(1,304,736)	(1,306,298)	(1,308,690)	(1,310,155)	(1,312,257)
Tangible common equity (denominator)	$ 1,463,929	$ 1,420,167	$ 1,370,552	$ 1,332,651	$ 1,336,057
Return on equity (GAAP basis)	6.30%	5.53%	6.12%	6.65%	6.91%
Effect of goodwill and other intangibles	6.04%	5.55%	6.37%	7.02%	7.39%
Return on average tangible equity	12.34%	11.08%	12.49%	13.67%	14.30%

Return on average tangible equity is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios.

	2Q14	1Q14	4Q13	3Q13	2Q13
Tangible Book Value per Common Share					
End of period balance sheet data					
Shareholders' equity	$ 2,796,392	$ 2,755,199	$ 2,717,587	$ 2,679,348	$ 2,644,940
Goodwill and other intangible assets	(1,304,018)	(1,305,742)	(1,307,701)	(1,309,105)	(1,311,176)
Tangible common equity (numerator)	$ 1,492,374	$ 1,449,457	$ 1,409,886	$ 1,370,243	$ 1,333,764
Common shares outstanding (denominator)	187,706	187,590	187,363	187,225	187,023
Tangible book value per common share	$ 7.95	$ 7.73	$ 7.52	$ 7.32	$ 7.13

Tangible book value per share is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP based measure is book value per share. In order to calculate tangible book value per share, we divide tangible common equity, which is a non-GAAP based measure calculated as common shareholders' equity less intangible assets, by the number of shares of common stock outstanding. In contrast, book value per share is calculated by dividing total common shareholders' equity by the number of shares of common stock outstanding. Management uses tangible book value per share to assess our capital position and ratios.

45

Non-GAAP Reconciliation

2Q14 1Q14 4Q13 3Q13 2Q13

Net Interest Margin (excluding purchase

accounting)

Reported net interest margin (GAAP basis) 3.63% 3.61% 3.60% 3.72% 3.88%

Adjustments for purchase accounting:

Loans and leases -0.12% -0.17% -0.11% -0.13% -0.27%

Deposits -0.03% -0.03% -0.03% -0.04% -0.06%

Borrowings -0.10% -0.01% -0.01% -0.01% -0.01%

Net Interest Margin (excluding

purchase accounting) 3.38% 3.40% 3.45% 3.54% 3.54%

Net interest margin (excluding purchase accounting) is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP based measure is net interest margin. In order to calculate net interest margin (excluding purchase accounting) we subtract the effects of amortizing/accreting purchase accounting valuation amounts from net interest income, and divide the remainder by average earning assets. Our management uses net interest margin (excluding purchase accounting) to measure and monitor the impact of the current economic environment on our net interest income and believes that this measure is more representative of our ongoing earnings power because it excludes the effect of valuation variables used to arrive at the acquisition fair value recorded on the acquisition date. We believe this non-GAAP measure, when taken together with the corresponding GAAP measure, provides meaningful supplemental information to investors regarding our performance. However, this non-GAAP measure should be considered in addition to, and not as a substitute for or preferable to, net interest margin prepared in accordance with GAAP.